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                                                                   Exhibit 1(b)

[Translation]

                       CORPORATION MEETINGS REGULATIONS

I.  General Provisions

Article 1.  (General Provisions)

    1. The structure and operation of the Executive Committee as provided for in Article 10 of the Office Organization Rules and those of the Committees as provided for in Article 11 of such Rules shall be governed by these Regulations.

    2. The Corporate Policy Meeting is established to contribute to the discussions and decision making at the Executive Committee. The organization and administration of The Corporate Policy Meeting shall be governed by these Regulations.

Article 2.  (Amendment and Abolition)

   The Amendment to and abolition of these Regulations shall be determined by the Board of Directors.

II.  Executive Committee

Article 3.  (Members and Attendees)

    1. The Executive Committee shall consist of all Representative Directors and Directors nominated by the President & CEO of the Company. (hereinafter referred to as the "Committee Members")

    2. The President & CEO may, if he/she deems necessary, require any Director other than the Committee Members, Executive Officer and Directors of the relevant subsidiary of the Company, etc. to attend the meeting of the Executive Committee

Article 4.  (President)

    1. The President & CEO shall convene the meeting of the Executive Committee and preside over such meeting.

    2. If the President & CEO is prevented from so acting, the Deputy President, Senior Managing Director or Managing Director shall convene and preside over such meeting in the order previously determined.

Article 5.  (Date of Meetings)

   The meetings of the Executive Committee shall be held, in principle, once every two (2) weeks; provided however, that in case of need, such meeting shall be held from time to time.

Article 6.  (Matters to be Discussed and Determined)

    1. The Executive Committee shall, in principle, discuss and determine the following general important matters concerning management of the Company pursuant to the basic policies determined by the Board of Directors:

       1) Matters to be submitted to the meeting of the Board of Directors;

       2) Matters entrusted by the Board of Directors;

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       3) Executing policies concerning general management and control;

       4) Adjustment of important matters concerning subsidiaries, etc.;

       5) Important matters concerning administration and management of subsidiaries, etc.;

       6) Matters concerning establishment of, amendment to, and abolition of, important rules;

       7) Matters required to be submitted to the Executive Committee by provisions as stipulated in various rules and regulations; and

       8) Any other matters which the President & CEO deems necessary.

    2. The matters to be discussed and determined set forth in the preceding paragraph shall be submitted by the Committee Member(s) or any Directors or Executive Officers other than Committee Member(s) who attend the Executive Committee pursuant to the Article 3 clause 2 of these Regulations.

Article 7.  (Method of Discussion and Determination)

    1. The proceedings at the meeting of the Executive Committee shall be determined by the President & CEO with the unanimous consent of all the Committee Members present thereat who shall constitute in number a majority of the Committee Members.

    2. If unanimous consent is not given by all the Committee Members present at such Committee, the President & CEO shall determine the relevant item of business in consideration of their opinions upon consultation with the Chairman & Co-CEO.

Article 8.  (Discussion and Determination in Writing)

    1. Notwithstanding the provisions set forth in Article 6 hereof, in special circumstances, a circular resolution drafted by the proposer may be substituted for the Executive Committee.

    2. In case of the preceding paragraph, the proposer must report such matters as discussed and determined to the next the Executive Committee.

Article 9.  (Emergency Treatment)

    1. In case of emergency such as natural disaster, etc. and if there is no time for discussion at the Executive Committee or for discussion in writing, irrespective of the provisions set forth in Article 6 hereof, the President & CEO may take any and all expedient steps as may be necessary as an urgent matter.

    2. In case of the preceding paragraph, the President & CEO shall immediately report such steps to the Executive Committee.

Article 10.  (Report and Exchange of Information)

   Each Committee Member shall report on the state of execution of business at the meeting of the Executive Committee according to the circumstances and also exchange general information with one another.

Article 11.  (Minutes)

   The substance of the proceedings of the meeting of the Executive Committee and the results thereof shall be recorded in the minutes by the Corporate Administration Division, and the President & CEO shall affix his/her name and seal to such minutes, which shall be kept at the head office of the Company for ten (10) years.

Article 12.  (Communication)

   The matters resolved by the Executive Committee shall be rapidly communicated to the relevant Executive Officers and General Managers, etc.

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III.  Committee

Article 13.  (Purpose and Matters to be Deliberated)

   The Committee shall arrange, examine and deliberate the following matters upon the mandate given by the President & CEO in order to be helpful discussions at the Executive Committee:

    1. Matters concerning management policies of the whole group;

    2. Matters concerning management plans of the whole group;

    3. Matters concerning risk management of the whole group;

    4. Matters concerning compliance and internal audits of the whole group;

    5. Matters concerning adjustment of management and execution policies among subsidiaries; and

    6. Any other specified matters necessary for deliberation at the Executive Committee.

Article 14.  (Establishment and Constitution)

    1. The President & CEO shall establish the Committee, which shall consist of several members appointed by him/her.

    2. As a member of such Committee as described in the preceding paragraph, the President & CEO may appoint Executive Directors, etc. of the subsidiaries of the Company.

Article 15.  (Chairman)

    1. The Committee shall have a Chairman.

    2. The Chairman of the Committee shall preside over the Committee.

    3. The Committee may have a Vice-Chairman whenever necessary.

    4. The President & CEO shall appoint the Chairman and Vice-Chairman of the Committee from among its members.

    5. If the Chairman of the Committee is prevented from so acting, the Vice-Chairman or any other member appointed by the President & CEO shall act on his/her behalf.

Article 16.  (Secretariat)

    1. The Committee shall have a secretariat.

    2. The secretariat shall be under the direction of the Chairman of the Committee and take charge of the business concerning the Committee.

Article 17.  (Convocation)

   The Chairman of the Committee shall convene the meetings of the Committee.

Article 18.  (Deliberation)

    1. The members of the Committee must themselves attend meetings of the Committee and perform careful and active discussions from the viewpoint of the whole group for the purpose of speedy completion of the deliberations by the Committee.

    2. If any member is absent from the meeting, he/she may, in advance, submit his/her written opinion to the Chairman of the Committee.

    3. The Committee may require the persons concerned to attend a meeting of the Committee and hear their opinions thereat whenever necessary.

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    4. The Committee may require each Division or subsidiary, etc. to submit materials or to make any other united efforts whenever necessary.

Article 19.  (Submission, Report)

    1. The Chairman of the Committee shall from time to time submit or report on important matters discussed at the Committee to the Executive Committee.

    2. In making the reports set forth in the preceding paragraph the minority opinions must be also added thereto.

    3. In the first paragraph above, if a long time is required to deliberate such matters, the Chairman of the Committee must make interim reports on the progress of such deliberation according to the circumstances.

Article 20.  (Examination Meeting)

   The Committee shall have an examination meeting in order for smooth deliberation.

IV.  Corporate Policy Meeting

Article 21.  (Purpose and Matters to be Deliberated)

   The purpose of the Corporate Policy Meeting is to exchange views and discuss on the basic direction of important matters with regard to the management and administration of the Company and the group on a consolidated basis, for the contribution to the decision making at the Executive Committee.

Article 22.  (Constitution)

   The Corporate Policy Meeting shall consist of Committee Members, relevant Directors, Executive Officers, General Managers, and Directors of the relevant subsidiaries of the Company

Article 23.  (Date of Meetings)

   The Corporate Policy Meeting shall be held in case of need from time to time.

Article 24.  (Secretariat)

   The Corporate Policy Division is responsible for the administrative work with regard to Corporate Policy Meeting.

                            Supplemental Provision

   These regulations shall become effective as from April 2, 2001.

                                  Amendments

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

    On July 31, 2003     Addition of Supplemental Provisions
    On February 26, 2004 Article 1, 3-2, 6-2 and 12
    On April 1, 2004     Article 1-2, 21, 22, 23 and 24 (newly established)
                         Article 3
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                                                                        - End -

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